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                                                                   EXHIBIT (10)R



         SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE



          This Settlement Agreement and Mutual General Release ("Agreement") is entered into as of April 1, 1996, by and between STEVEN L. KLIFF ("KLIFF"), an individual, and ARMOR ALL PRODUCTS CORPORATION, a Delaware corporation ("ARMOR ALL"), and is intended to effect a full release of all claims held by the respective parties, except as limited below.

          WHEREAS, KLIFF was employed by ARMOR ALL from September of 1991 until January 12, 1996, most recently in the position of Senior Vice President of Consumer Products;

          WHEREAS, on or about January 12, 1996, ARMOR ALL notified KLIFF that it had decided to terminate his employment due to a desire to make a change in management structure, effective immediately;

          WHEREAS, a dispute arose between KLIFF and ARMOR ALL concerning his employment relationship, the cessation thereof, the reasons for that cessation and the statements allegedly made about KLIFF by certain employees and agents of ARMOR ALL;

          WHEREAS, KLIFF has asserted various employment claims against ARMOR ALL and others, including claims for "breach of employment contract," "wrongful termination in violation of public policy," "violation of Labor Code Section 970,"
"fraudulent inducement," "interference with contractual relations" and "defamation";

          WHEREAS, KLIFF has demanded general, compensatory and punitive damages, including damages for the emotional distress and other personal injuries he allegedly suffered as a conse-quence of said defendants' allegedly wrongful conduct;

          WHEREAS, ARMOR ALL has denied any and all liability or wrongdoing to KLIFF based on these or any other claims he has or could have asserted;

          WHEREAS, the parties to this Agreement desire to settle and dispose of fully and completely any and all existing or potential disputes, claims and demands arising out of or attributable to the limited employment of KLIFF or the termination thereof;

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          In consideration of the covenants undertaken and the
releases contained in this Agreement, KLIFF and ARMOR ALL agree as follows:

          1. Non-Admission of Liability: ARMOR ALL expressly denies any violation of any of its policies, procedures, state or federal laws or regulations. Accordingly, while this Agreement resolves all issues between KLIFF and ARMOR ALL relating to any alleged violation of ARMOR ALL's policies or procedures or any state or federal law or regulation, this Agreement does not constitute an adjudication or finding on the merits and it is not (and shall not be construed as) an admission by ARMOR ALL of any violation of its policies, procedures, state or federal laws or regulations. Moreover, neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by ARMOR ALL of any violation of its policies, procedures, state or federal laws or regulations. This Agreement may be introduced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.

          2. Contract Damages Consideration: In consideration of the covenants and releases set forth herein, ARMOR ALL agrees to pay KLIFF the lump sum of Fifty Thousand Dollars and No Cents ($50,000.00). The parties agree that this sum represents a fair and reasonable settlement of KLIFF's alleged claims for damages for breach of contract. This payment shall be paid in the form of a certified cashier's check made payable to KLIFF as follows:
"STEVEN L. KLIFF." Said sum is paid in settlement of all wage, bonus and contract claims KLIFF may possess, and is not intended to represent any alleged tort claims or personal injury damages, which are to be satisfied by the payment of consideration in Paragraph 3 below. KLIFF acknowledges and agrees that this consideration will be subject to taxation and shall be reported to the taxing authorities by the issuance of a Form 1099 at year end. This consideration shall be delivered to KLIFF's attorney within three (3) business days after a copy of this Agreement signed by KLIFF has been delivered to counsel for ARMOR ALL.

          3. Personal Injury Damages Consideration: As additional consideration for the covenants and releases set forth herein, ARMOR ALL agrees to pay KLIFF the sum of Three Hundred Thousand Dollars ($300,000.00) (hereinafter, the "Payment"). The Payment shall be paid in the form of a certified cashier's check made payable to KLIFF through his counsel as follows: "Barry B. Kaufman Client Trust Account." While ARMOR ALL expressly denies any wrongdoing or liability to KLIFF, the parties agree that the Payment represents a fair and reasonable settlement of KLIFF's alleged claims for damages for personal injuries, humiliation, personal embarrassment, physical or psychological injury, and loss of personal self-esteem. The Payment is in settlement of KLIFF's alleged wrongful termination, interference with contract,

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defamation and any other tort claims he may possess, and does not represent payment for any alleged contract losses (which are intended to be settled by the consideration set forth in Paragraph 2 above). Accordingly, the parties regard the Payment as one to be excluded from income pursuant to Section 104(a)(2) of the Internal Revenue Code, and ARMOR ALL agrees that the Payment will be paid in gross without withholding or deductions (and shall not be reported to the taxing authorities as if it were "wages" or "income" by the filing of a Form W-2 or Form
1099). ARMOR ALL shall deliver the Payment to KLIFF's attorney within three (3) business days after a copy of this Agreement signed by KLIFF has been delivered to counsel for ARMOR ALL.

          4. Continuation of Health Insurance: As further consideration for the covenants set forth herein, ARMOR ALL agrees to pay KLIFF the sum of Five Thousand Five Hundred Sixty Three Dollars and Eight Cents ($5,563.08) as reimbursement for the cost of six months premiums on the HMO medical/group health insurance policy through which KLIFF currently receives benefits under COBRA. This payment shall be paid in the form of a certified cashier's check made payable to KLIFF as follows:
"STEVEN L. KLIFF." KLIFF agrees to provide ARMOR ALL with proof of enrollment in the HMO in which he is currently participating.

          5. Stock Options: KLIFF presently holds options to purchase shares of ARMOR ALL common stock under ARMOR ALL's 1986 Stock Option Plan. A complete and accurate summary of the options currently held by KLIFF is attached hereto and designated as Attachment "1." Under the terms of the Stock Option Plan, KLIFF has until June 30, 1996, to exercise those options that are vested as of January 31, 1996, the date of his separation.

          6. Restricted Stock: KLIFF presently holds shares of restricted stock granted to him under the 1988 Restricted Stock Plan. A complete and accurate summary of KLIFF's Restricted Stock Grants is attached hereto and designated as Attachment "2." The restrictions on the Restricted Stock Grant made to KLIFF on January 21, 1992, have been lifted. To the extent that KLIFF has not received possession of the stock certificates memorializing his ownership of said shares, he may do so at such time as he forwards to ARMOR ALL the monies necessary to pay all appropriate taxes.

          7. Repayment of Indebtedness: By his signature below, KLIFF agrees that within three (3) days after the cashier's checks referred to in Paragraphs 2, 3 and 4 of this Agreement have been delivered to his counsel, KLIFF agrees to pay in full any and all indebtedness owed to ARMOR ALL arising out of his employment with ARMOR ALL including, without limitation, the loan made to him documented by KLIFF's Promissory Note in favor of ARMOR ALL dated September 22, l995 (excluding any accrued but unpaid interest charges, which ARMOR ALL agrees to waive and/or

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forgive).  A summary of all such indebtedness is attached hereto and designated as Attachment "3." With respect to repayment of the above-mentioned Promissory Note, ARMOR ALL agrees to deliver to KLIFF's counsel the original of said Promissory Note marked "Paid In Full" and both dated and initialed by an authorized representative of ARMOR ALL. By his signature to this Agreement, KLIFF stipulates to the immediate entry of a Right to Attach Order and Writ of Attachment in the event he defaults on this repayment obligation (and waives any defenses thereto).

          8. Litigation Cooperation: KLIFF agrees to make himself reasonably available to cooperate in any actual or anticipated litigation or arbitration matter or any federal or state government agency investigation in which ARMOR ALL reasonably requests his assistance based upon his duties with ARMOR ALL. ARMOR ALL shall reimburse KLIFF for his reasonable out-of-pocket expenses in connection with any such assistance.

          9. Limited Rights Against Defendants: KLIFF agrees that he will not seek, in any way, any payments or benefits based upon his employment with ARMOR ALL, his separation from employ-ment and/or conduct prior to the execution of this Agreement other than as expressly set forth in this Agreement. KLIFF waives any and all right or entitlement to any such payments or benefits. KLIFF further agrees that he will not file any charge or action, whether based on tort, express or implied contract, or any federal, state or local law, statute or regulation relating to his employment, his eligibility for benefits, or the termination or terms and conditions of his employment. KLIFF agrees that this Agreement may be pleaded as a complete bar to any action or suit before any court or administrative body with respect to any claim relating to his employment with ARMOR ALL or the termination thereof.

          10. Protection of "Proprietary Information": KLIFF acknowledges that, in the course of his work as an employee of ARMOR ALL, he has had access to Proprietary Information (as defined below) concerning ARMOR ALL, its products, customers and methods of doing business. KLIFF acknowledges that ARMOR ALL has developed, compiled and otherwise obtained, often at great expense, this information, which has great value to ARMOR ALL's business. KLIFF agrees to hold in strict confidence and not disclose any Proprietary Information, directly or indirectly, to anyone outside of ARMOR ALL, or use, copy, publish or summarize such information. KLIFF agrees to deliver promptly to ARMOR ALL all tangible Proprietary Information which remains in his possession or under his control.

          11. "Proprietary Information" Defined: For purposes of this Agreement, the reference to "proprietary information" means all information and any idea in whatever form, tangible or intangible, whether disclosed to or learned or developed by

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KLIFF, pertaining to or affecting the business of ARMOR ALL or their parent or other affiliated companies or their clients, consultants, or business associates unless: (a) the information is or becomes publicly known through lawful means not requiring the permission or license of ARMOR ALL; (b) the information was rightfully in KLIFF's possession or part of his general knowledge prior to his employment by ARMOR ALL or by virtue of his activities not related to his employment by ARMOR ALL; (c) the information is disclosed to KLIFF without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction for the benefit of ARMOR ALL) and did not learn it, directly or indirectly, from ARMOR ALL on a confidential basis. KLIFF and ARMOR ALL further agree that the following information is included, without limitation, in the definition of Proprietary Information if the same is encompassed by the preceding sentence:
(i) processes, trade secrets, electronic codes, computer software, source codes, proprietary techniques, inventions, improvements and research projects; (ii) information about costs, budgets, profits, markets, employees, sales and lists of customers or vendors; (iii) plans for future development and new product concepts and marketing; and (iv) all documents, books, papers, drawings, models, sketches, studies, consultant's reports and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be given to KLIFF by ARMOR ALL or its parent or other affiliated companies, as well as written or oral instructions or comments.

          12. No Disparagement: KLIFF covenants and agrees that he will in no way disparage ARMOR ALL or their products, services, employees, or business reputation to any person or entity whether or not said person or entity is a current or prospective supplier, customer or employee of ARMOR ALL. KLIFF further covenants and agrees that he will not otherwise engage in conduct which is not in good faith which disrupts, damages, impairs or interferes with the business, reputation or employees of ARMOR ALL. ARMOR ALL agrees not to make or publish, either orally or in writing, any disparaging statement concerning KLIFF, including his termination with ARMOR ALL, his services with ARMOR ALL and matters relating to his employment.

          13. Forum Selection: Any and all litigation relating to state law causes of action arising out of this Separation Agreement shall be heard exclusively in California state courts. To that end, the parties to this Separation Agreement consent to jurisdiction in California state courts and waive any defense of lack of personal jurisdiction. Any and all litigation relating to federal law causes of action arising out of this Separation Agreement shall be heard exclusively in California federal courts. The parties also consent to jurisdiction in California federal courts and waive any defense of lack of personal jurisdiction.

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          14.  Waiver of Future Employment:  By his signature
below, KLIFF waives any rights to any continuing or future relationship with ARMOR ALL, or any of them, and their parents, subsidiaries and affiliates, past and resent, and agrees not to knowingly seek a position as an employee with ARMOR ALL in the future. Moreover, KLIFF agrees that ARMOR ALL have no obligation to hire him as an employee in the future and further agrees that he will not challenge, by administrative action, civil litigation or otherwise, any future decision by ARMOR ALL not to hire him. Nothing in this paragraph shall preclude KLIFF and ARMOR ALL, or any of them, from agreeing between themselves to enter into some contractual relationship in the future, whether as an employee, independent contractor, agent or some other type of relationship.

          15. Release of the Company: Except for those obliga-tions created by or arising out of this Agreement for which receipt or satisfaction has not been acknowledged herein, KLIFF on behalf of himself, his descendants, ancestors, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges ARMOR ALL, and its parents, subsidiaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, (hereinafter together and collectively referred to as "Releasees"), with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, damages, judgments, liabilities, debts, controversies, costs, expenses, attorneys' fees, causes of action or suits of any kind or nature whatsoever, in law, equity or otherwise, whether now known or unknown, sus-pected or unsuspected, or whether or not concealed or hidden, arising out of, relating to, or in connection with, his employ-ment relationship with ARMOR ALL and/or its affiliates or agents, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, which KLIFF now has, own or hold, based upon, related to, or by reason of any contract (express, implied-in-fact or implied-in-law), judgment, lien, liability, claim, assignment, matter, cause, fact, thing, act or omission whatsoever occurring or existing with any of the Releasees at any time prior to and including the date hereof.

          The release of claims contained herein specifically includes, but is not limited to, any and all claims for wrongful discharge, any and all forms of employment discrimination in violation of any federal, state or local statute, ordinance or executive order (including but not limited to, claims for dis-crimination on the basis of race, color, religion, sex, national origin, age, and/or mental or physical disability), and any and all suits in tort (including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, defamation, interference with contract or with prospective economic advan-

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tage, intentional infliction of emotional distress and/or
negligence), as well as any and all additional claims for damages of any kind whatsoever arising out of, relating to or in connection with KLIFF employment relationship with and/or termination of employment by ARMOR ALL and/or its affiliates or agents.

          16. Release of Kliff: Except for those obligations created by or arising out of this Agreement or as provided below, ARMOR ALL and its parents, subsidiaries and affiliates, past and present, and each of them, as well as its and their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereby covenants not to sue and fully releases and discharges KLIFF from and with respect to any and all claims, agreements, obligations, losses, damages, injuries, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with KLIFF's employment, independent contractor or other relationship with ARMOR ALL, or any other occurrences, actions, omissions or claims whatever, known or unknown, suspected or unsuspected, prior to the date of this Agreement, which ARMOR ALL now owns or holds or has at any time heretofore owned or held as against KLIFF.

          17. General Release: Except as limited hereinabove, it is the intention of KLIFF and ARMOR ALL in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, the parties hereby expressly waive any and all rights and benefits conferred upon them by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:


          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
          THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
          HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
          WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
          AFFECTED HIS SETTLEMENT WITH THE DEBTOR."


KLIFF and ARMOR ALL each acknowledges that each may hereafter discover claims or facts in addition to or different from those which each now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Each hereby waives any right, claim or

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cause of action that might arise as a result of such different or additional claims or facts. KLIFF and ARMOR ALL each acknowl-edges that each understands the significance and consequence of such release and such specific waiver of SECTION 1542, which have been explained to them by their respective counsel.

          18. Indemnification re: Claims: ARMOR ALL agrees to defend and indemnify and hold harmless KLIFF of any and all claims, causes of action or complaints made or filed by any party regarding acts performed by KLIFF in the course and scope of his employment with ARMOR ALL (to the extent permitted by Section 317 of the California Corporations Code, by Section 2802 of the California Labor Code or any other applicable law or contractual provision).

          19. Confidentiality of Settlement Agreement: KLIFF and ARMOR ALL, and each of them, each agree that the terms and conditions of this Agreement shall remain confidential as between the parties and each shall not disclose them to any other person, except to KLIFF's spouse and to KLIFF or ARMOR ALL' professional advisors, attorneys, board members or accountants. Without limiting the generality of the foregoing, neither KLIFF nor ARMOR ALL will respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to; execution of this Agreement or the events (including any negotiations) which led to its execution; provided, however, that nothing herein shall prevent disclosure of the terms of this Agreement (a) by any officer of ARMOR ALL to any other officer, director or employee of ARMOR ALL with a need to know or (b) unless such disclosure is required by law (including, without limitation, future S.E.C. filings of ARMOR
ALL). If asked about the resolution of the dispute between the parties, KLIFF, his immediate family, attorneys, agents and representatives may respond only that "My dispute with Armor All has been resolved."

          20. References: The parties agree that, if a prospective employer of KLIFF requests a reference from an officer of ARMOR ALL, KLIFF may direct that person to ARMOR ALL's Chief Executive Officer, Kenneth M. Evans- ARMOR ALL agrees to provide KLIFF with a letter of recommendation on the business stationery of ARMOR ALL in the form attached hereto as Exhibit "A." ARMOR ALL shall advise its employees and third parties that KLIFF's employment ended as a result of his desire to pursue other ventures.

          21. Non-Assignment: KLIFF and ARMOR ALL each warrants and represents that neither has heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof, and each shall defend, indemnify and hold harmless the other from and against any claim (including the payment of attorneys' fees and costs

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actually incurred, whether or not litigation is commenced) based on, in connection with or arising out of any such assignment or transfer made.

          22. Indemnification for Tax Liability: Although the parties contemplate and intend that the consideration payable under Paragraph 3 of this Agreement is in settlement of KLIFF's personal injury damages and, therefore, should be non-taxable under Section 104(a)(2) of the Internal Revenue Code, the parties acknowledge that ARMOR ALL is not (and cannot be held to be) a "guarantor" of the taxable status of the monies paid hereunder. Accordingly, should such consideration ever be treated by any taxing authority as if it were "taxable," KLIFF agrees that he shall be exclusively liable for the payment of all federal and state taxes (if any) which may be due as the result of the Payment made to him pursuant to Paragraph 3 herein, and KLIFF hereby represents that he shall make payments on such taxes (if any) at the time and in the amount required of him. In addition, KLIFF hereby agrees fully to defend, indemnify and hold harmless ARMOR ALL from payment of any taxes, interest or penalties that are required by any government agency at any time as the result of the Payment. However, KLIFF shall have no liability for indemnity or the payment of any such taxes, interest, penalties, assessments or any other monies referred to herein in the event that ARMOR ALL breaches the non-disclosure obligations set forth in Paragraphs 3 or 19 of this Agreement by reporting the Payment to any state or federal taxing authority as if it were "wages" or "income," whether through the issuance of a Form W-2 or 1099, or by some other means.

          23.  Warranty re Prior Representations:  KLIFF and
ARMOR ALL warrant that in agreeing to the terms of this Agreement, they have not relied upon any representations or statements of the other regarding the subject matter hereof or the basis or effect of this Agreement, other than those representations or statements contained herein.

          24. Counterparts/Facsimile Execution: This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Execution and delivery of this Agreement by facsimile shall be deemed to be equivalent to the execution and delivery of an original.

          25. Construction: If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement, which can be given effect without the invalid provisions or applications. To this end, the provisions of this Agreement are declared to be severable. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the

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

laws of the State of California without regard to principles of conflict of laws. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach. All representations and warranties contained in this Agreement shall survive its execution, effectiveness and delivery.

          26. Modification of Personnel File: ARMOR ALL agrees to modify KLIFF's personnel file to remove any non-benefits related documents (including, without limitation, any "Employment Separation Notice") that state or reflect that KLIFF's employment was involuntarilY terminated.

          27. Costs and Expenses of this Dispute: Except as specifically provided in Paragraph 22 above, each of the parties hereto shall bear his/its own costs and expenses incurred in connection with the disputes settled by this Agreement (and the negotiation, drafting and consummation of this Agreement), including all attorneys' fees.

          28. Cooperation in Effecting Settlement: All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms. Subject to the provisions of Paragraph 22 above, KLIFF agrees to assume full responsibility for contesting any claim or assertion that the Payment (or any portion thereof) should be treated as "taxable income," and to cooperate fully in the defense of any such claim regarding the alleged taxability of the Payment which is brought against ARMOR ALL.

          29. Competency of Parties: Each of the parties acknowledges, warrants, represents and agrees that in executing and delivering this Agreement, they do so freely, knowingly and voluntarily, that they had an opportunity to and did discuss its terms and the implications thereof with legal counsel of their choice, that they are fully aware of the contents and effect thereof and that such execution and delivery is not the result of any fraud, duress, mistake or undue influence whatsoever.

          30. Warranty of Authority/No Other Claims: KLIFF and ARMOR ALL each represents that they have the power and authority to execute, deliver and perform this Agreement and to release the claims that are purported to be released herein and that the person executing this Agreement on behalf of each has the full right and authority fully to commit and to bind each such party.

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KLIFF and ARMOR ALL represent that none of the claims purported to be released herein has previously been assigned or otherwise transferred to any other person or entity, by operation of law or otherwise.

          31. Entire Agreement: This Agreement constitutes and contains the entire agreement and understanding concerning the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is a fully integrated document. This Agreement may be amended only by a written instrument designated an amendment to the Agreement and executed by the parties hereto.

          32. Headings: The various headings in the Agreement are inserted for convenience only and shall not be deemed a part of or in any manner affect this Agreement or any provision hereof.

          33.  Limited Admissibility of Settlement Agreement:
Notwithstanding the confidentiality obligations set forth in Paragraph 19 of this Agreement and/or Evidence Code Section 1152, the parties acknowledge and agree that a fully executed copy of the Agreement (whether an original or in counterparts) shall be admissible as evidence in any proceeding to enforce its terms.

          I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

          EXECUTED this 17th day of April, 1996, at Aliso Viejo,
California.

                              ARMOR ALL PRODUCTS CORPORATION


                              By: /s/ Kenneth M. Evans
                                 ----------------------------
                                   Kenneth M. Evans, President


          I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

          EXECUTED this 11th day of April, 1996, at Laguna Hills,
California.

                                   /s/ STEVEN L. KLIFF

                                   -----------------------------
                                   Steven L. Kliff

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